UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Master Distribution Agreement

On March 24, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Master Distribution Agreement (the “MSA”), with Navy Wharf, Ltd (“Navy Wharf”). Pursuant to the MSA, the Company was granted the exclusive licensing rights to certain intellectual property and patent rights from Navy Wharf relating to a composition and natural formula for a nutraceutical product to manage blood glucose and Hemoglobin A1c (HbA1c) levels to be marketed and sold under the brand Diabetinol®, within the United States and Canada (the “Market”).

We agreed pursuant to the MSA to issue Navy Wharf 1,000,000 shares of the Company’s restricted common stock (the “Navy Shares”) and 10% of the net sales revenue (as described in greater detail in the MSA) we generate during the term of the MSA. The term of the MSA is perpetual, subject to certain termination rights that either party can exercise upon a breach of the agreement by the other party, subject to certain cure rights. Additionally, in the event that we do not generate at least $1.5 million of gross sales from the sale of Diabetinol® products within eighteen months from June 1, 2025, subject to a sixty day cure period and subject to our right to extend such period for up to an additional 12 months upon the payment of $5 million, our rights under the MSA in the Market become non-exclusive.

The MSA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of type and size of the MSA.

The description of the MSA above is not complete and is qualified in its entirety by the full text of the MSA, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 1.01 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above relating to the MSA are incorporated into this Item 3.02 by reference in their entirety.

On March 20, 2025, the Company entered into a Subscription Agreement with an accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 80,000 shares of the Company’s restricted common stock from the Company for a total of $200,000 (or $2.50 per share) (the “Private Placement Shares”). The Subscription Agreement included customary representations and warranties of the Purchaser and the Company.

The Company claims an exemption from registration for the offer and sale of the Private Placement Shares and Navy Shares, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales (where applicable) and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

On March 25, 2025, the Company issued a press release disclosing the entry into the MSA.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in, or incorporated into, Item 7.01 of this Current Report is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filings.

Item 8.01. Other Events.

Following the issuance of the Navy Shares and the Private Placement Shares, there is an aggregate of 6,248,796 shares of common stock of the Company outstanding.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Master Distribution Agreement dated March 24, 2025, between Navy Wharf, Ltd, as supplier, and Mangoceuticals, Inc., as distributor
10.2	Form of Common Stock Subscription Agreement (February/March 2025)(Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 12, 2025, and incorporated by reference herein)
99.1**	Press Release dated March 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: March 25, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer